CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1999 with respect to the consolidated financial statements of Ipswich Savings Bank included in its Form 10-K for the year ended December 31, 1998.



/s/ Baker Newman & Noyes
------------------------
Baker Newman & Noyes


BAKER NEWMAN & NOYES
Portland, Maine
July 19, 1999